Exhibit (s)

CALCULATION OF REGISTRATION FEE UNDER THE SECURITIES ACT OF 1933

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule (3)	Amount Registered (2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Equity	Common Stock
	Equity	Preferred Stock
	Other	Subscription Rights
	Other	Warrants
	Debt	Debt Securities
Fees to Be Paid						300,000,000	0.00009270	$27,810
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities (4)
Total Offering Amounts (5)						300,000,000		$27,810
Total Fees Previously Paid
Total Fee Offset								$7,685.75
Net Fee Due								$20,124.25

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of determining the registration fee. The proposed maximum offering price per security will be determined, from time to time, by Stellus Capital Investment Corporation (the “Registrant”) in connection with the sale of the securities registered under this Registration Statement.

(2)	Subject to note 5 below, there is being registered hereunder an indeterminate number of shares of common stock, preferred stock, or subscription rights as may be sold, from time to time.

(3)	Pursuant to Rule 457(p), $7,685.75 of the total filing fee of $27,810 required in connection with this registration statement is being offset against the filing fee associated with the unsold securities registered under the prior registration statement and the balance of $20,124.25 is submitted herewith.

(4)	Prior to the filing of this registration statement $91,095,791 aggregate principal amount of securities remained registered and unsold pursuant to a registration statement on Form N-2 (File No. 333-231111), which was initially filed by the Registrant on April 29, 2019.

(5)	In no event will the aggregate offering price of all securities issued from time to time by the Registrant pursuant to this Registration Statement exceed $300,000,000.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Unsold Security Associates with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claims	Fee Paid with Fee Offset Source
Rule 457(p)
							Equity	Common Stock
							Equity	Preferred Stock
							Other	Subscription Rights
							Other	Warrants
							Debt	Debt Securities
Fee Offset Claims	Stellus Capital Investment Corporation	Form N-2	File No. 333-231111	April 29, 2019		$7,685.75			$91,095,791
Fee Offset Sources	Stellus Capital Investment Corporation	Form N-2	File No. 333-231111		April 29, 2019					$16,873.23

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